UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its May 21, 2008 Annual Meeting, PPL Corporation’s (“PPL” or the “Company”) shareowners approved PPL management’s proposal to amend and restate the Company’s Articles of Incorporation (“Articles”) to eliminate all supermajority voting requirements.  As previously announced, PPL’s Board of Directors (“Board”) had approved submission of this management proposal to shareowners, which was included in the Company’s Proxy Statement for the Annual Meeting.  The amended and restated Articles will be effective upon the filing with the Pennsylvania Secretary of State, which is expected to occur on May 21, 2008.  The Board also previously approved amendment of PPL’s Bylaws to eliminate the supermajority voting requirement applicable to removal of directors for cause, effective upon approval by the Company’s shareowners of the management proposal, thereby eliminating all supermajority voting requirements from the Company’s Articles and Bylaws.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3(i)	- Amended and Restated Articles of Incorporation of PPL Corporation (as of May 21, 2008).
	3(ii)	- Amended and Restated Bylaws of PPL Corporation (as of May 21, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  May 21, 2008